 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 17, 2017 (December 15, 2017)

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, Wanyuan Business Center

10 N Hongda Road

Daxing District, Beijing

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS

On December 18, 2017, Shineco, Inc. the "Company), a manufacturer and distributor of Chinese herbal medicines, organic agricultural products, specialized textiles, and other health and well-being focused plant-based products in China, today announced that the Company, through its joint venture company, Xinjiang Shineco Taihe Agriculture Technology Ltd. ("Xinjiang Taihe"), has signed a supply contract on December 15, 2017 (the “Contract”) with Horgos Huajing Tencel Technology Development Co., Ltd. (“Huajing”) worth approximately $51 million USD (¥ 340 million RMB) of apocynum leather fabric to be supplied by Shineco from December 15, 2017 to December 31, 2018.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number	Description
99.1	Press Release dated December 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHINECO, INC.

By:	/s/ Yuying Zhang
Name:	Yuying Zhang
Its:	Chief Executive Officer

Dated: December 18, 2017